Exhibit 99.1

Ionix Technology, Inc. Announces Third Quarter 2020 Financial Results

LAS VEGAS, NV, May 18, 2020 -- Ionix Technology, Inc. (OTCQB: IINX), ("Ionix Technology", "IINX" or "the Company"), a business aggregator in photoelectric display and smart energy fields, announced its financial results for the three months ended March 31, 2020.

Third Quarter 2020 Financial Highlights:

•	Total revenues were $2,752,170 and $2,894,802 respectively for the three months ended March 31, 2020 and 2019.

•	Gross profit was $245,652 and $623,422, respectively for the three months ended March 31, 2020 and 2019.

•	During the three months ended March 31, 2020 and 2019 net income (loss) was $(636,222) and $21,064, respectively.

“From early February to the end of March, we closed all factories to limit the spread of COVID-19. The shutdown of business affected the operational and financial performance of IINX for the third quarter of 2020,” said Mr. Cheng Li, Chairman and CEO of Ionix Technology. “However, since restarting operations near the end of March, the Company’s financial performances have been recovering continuously as transportations returned to normal, all of the supply chains were restored and all of our factories resumed operations.”

Mr. Li continued, “While the near-term market environment will likely continue to be challenging, we believe we are well-positioned to navigate current conditions based on our continuous investment in research and development of industry-leading emerging technologies, our durable business model and our talented team. We will continue to operate at the highest efficiency and remain committed to working diligently on behalf of our investors.”

Revenue

During the three months ended March 31, 2020 and 2019, total revenues were $2,752,170 and $2,894,802, respectively. The total revenues decreased by $142,632 or 5% from the three months ended March 31, 2019 to the three months ended March 31, 2020.

During the three months ended March 31, 2020, COVID-19 affected the operational and financial performance of the Company as the PRC imposed a national economic shutdown to limit the spread of COVID-19 from early February to mid-March. At the same time the Company temporarily closed all of its factories while transportations in or out of them were suspended, and experienced an unprecedented “supplier chain break”. Since the restart of operations near the end of March, the Company’s financial performances have been recovering continuously as transportations have returned to normal, the supply chain wasrestored and all of its factories resumed working.

During the nine months ended March 31, 2020 and 2019, total revenues were $17,585,468 and $7,841,437, respectively. The total revenues increased by $9,744,031 or 124% from the nine months ended March 31, 2019 to the nine months ended March 31, 2020.

Among the significant increase of $9,744,031 in total revenues for the nine months ended March 31, 2020, $11,581,460 was the revenue from Fangguan Electronics which was acquired on December 27, 2018. The acquisition expanded the Company’s operations in the fields of LCM in the PRC and significantly increased the volume of goods (LCD, etc.) being sold.

The increase in total revenues due to acquisition of Fangguan Electronics was partially offset by the decreases of $1,837,429 related to the other business (excluding Fangguan Electronics) for the nine months ended March 31, 2020 compared to 2019. After Fangguan Electronics was acquired, all business of Fangguan Photoelectric was replaced by Fangguan Electronics, which caused total revenues to decrease by $2,407,535 respectively for the nine months ended March 31, 2020.

Cost of Revenue

During the three months ended March 31, 2020 and 2019, the total cost of revenues was $2,506,518 and $2,271,380, respectively. The total cost of revenues increased by $235,138 or 10% from the three months ended March 31, 2019 to the three months ended March 31, 2020.

During the nine months ended March 31, 2020 and 2019, the total cost of revenues was $14,850,194 and $6,618,015 respectively. The total cost of revenues increased by $8,232,179 or 124% from the nine months ended March 31, 2019 to the nine months ended March 31, 2020.

Among the significant increase of $8,232,179 in total cost of revenues for the nine months ended March 31, 2020 compared to 2019, the $9,991,514 increase can be directly attributed to the acquisition of Fangguan Electronics on December 27, 2018.

The increase in total cost of revenues due to acquisition of Fangguan Electronics was partially offset by the decreases of $1,759,335 related to the other business (excluding Fangguan Electronics) for the nine months ended March 31, 2020 compared to 2019. After Fangguan Electronics was acquired, all business of Fangguan Photoelectric was replaced by Fangguan Electronics, which caused total cost of revenues to decrease by $2,076,990 for the nine months ended March 31, 2020.

Gross Profit

During the three months ended March 31, 2020 and 2019, the gross profit was $245,652 and $623,422, respectively. Gross profit margin was at 9% during the three months ended March 31, 2020 as compared to 22% for the three months ended March 31, 2019.

The decrease in both gross profit and gross profit margin can be attributed to the fact that starting from second fiscal quarter, the Company adopted the new business strategy to have low gross profits and increase sales volume.

Selling, General and Administrative Expenses

During the three months ended March 31, 2020 and 2019, selling, general and administrative expenses were $499,616 and $392,367, respectively.

The difference can be attributed to the depreciation and amortization expenses, payroll expenses, professional fees and other expenses incurred during the three months ended March 31, 2020 after Fangguan Electronics became a variable interest entity of the Company on December 27, 2018.

Research and Development Expenses

During the three months ended March 31, 2020 and 2019, research and development expenses were $139,029 and $158,562, respectively.

Net Income (Loss)

During the three months ended March 31, 2020 and 2019 net income (loss) was $(636,222) and $21,064, respectively.

The change can be attributed to the decrease in gross profits and the increase of expenses during the three months ended March 31, 2020.

Cash and Financial Position

As of March 31, 2020, the Company had cash and cash equivalents of $1,834,763, compared to $509,615 as of June 30, 2019.

The Company had a working capital of $1,828,672 as of March 31, 2020 compared to working capital of $717,977 as of June 30, 2019.

During the nine months ended March 31, 2020, net cash provided by operating activities was $641,370 compared to net cash used in operating activities of $900,588 for the nine months ended March 31, 2019. The change was mainly due to the increase of $5,641 in the net income, an increase of $766,310 resulting from adjustments to net income for non-cash items, and a decrease of $770,007 in cash outflow from changes in operating assets and liabilities in the nine months ended March 31, 2020 compared to same period in 2019.

During the nine months ended March 31, 2020, net cash used in investing activities was $71,895 compared to net cash provided by investing activities of $649,216 for the nine months ended March 31, 2019. Cash used in the acquisition of the equipment increased by $155,235 in the nine months ended March 31, 2020 compared to same period in 2019 due to acquisition of Fangguan Electronics. In addition, the Company also received cash of $687,591 in December 2018 due to the acquisition of Fangguan Electronics.

During the nine months ended March 31, 2020, cash provided by financing activities was $787,503, which was primarily due to the proceeds received from issuance of convertible notes. During the nine months ended March 31, 2019, the Company received $588,062 in cash for financing activities, which was primarily attributable to the proceeds from the related party loans offsetting by the return of capital to non-controlling interests.

About Ionix Technology, Inc.

Ionix Technology, Inc. is a holding company that is principally engaged in the photoelectric display and smart energy industries. The company has five operating subsidiaries: Changchun Fangguan Electronics Technology Co., Ltd, a company which has been focusing on R&D, manufacturing and marketing LCM and LCD. Changchun Fangguan Photoelectric Display Technology Co., Ltd, a company which specializes in developing, designing, and selling TN and STN LCD, STN, CSTN, and TFT LCD modules as well as other related products; Shenzhen Baileqi Electronic Technology Co., Ltd, a company which specializes in LCD slicing, filling, researching and designing, and selling of LCD Modules (LCM) and PCBs; Lisite Science Technology (Shenzhen) Co., Ltd., a company engaged in the marketing and selling of intelligent electronic devices; and Dalian Shizhe New Energy Technology Co., Ltd., a company engaged in the new energy support service, and operating the photovoltaic power generation, electric vehicles and charging piles with corresponding operation and maintenance and three dimensional parking. Currently, IINX has embarked on the layout of industrialization and marketization of front end materials and back end modules of liquid crystal displays and applications of flexible folding display technology by taking Fangguan Electronics as production bases, to seize the market share of OLED high technology.

To learn more, please visit our website: www.theiinx.com

Safe Harbor Statement

This news release contains "forward-looking statements" as that term is defined in the United States Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements, including beliefs, plans, expectations or intentions regarding the future, and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors, such as the inherent uncertainties associated with new business opportunities and development stage companies. Ionix Technology assumes no obligation to update the forward-looking statements. Although Ionix Technology believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that they will prove to be accurate. Investors should refer to the risk factors disclosure outlined in Ionix Technology's annual report on Form 10-K for the most recent fiscal year, quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the U.S. Securities and Exchange Commission.

IR Contact:

Dragon Gate Investment Partners LLC

Tel: +1(646)-801-2803

Email: iinx@dgipl.com

(financial tables follow; please see 10-Q filed with SEC May 15, 2020 for notes to financial statements which are an integral part of the financial statements)

IONIX TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2020	June 30, 2019
ASSETS
Current Assets:
Cash and cash equivalents (Note 3 at VIE)	$1,834,763	$509,615
Notes receivable (Note 3 at VIE)	23,721	120,182
Accounts receivable - non-related parties (Note 3 at VIE)	3,494,207	3,639,030
- related parties	420,906	340,026
Inventory (Note 3 at VIE)	3,045,127	3,379,146
Advances to suppliers - non-related parties (Note 3 at VIE)	354,820	129,423
- related parties	264,797	269,498
Prepaid expenses and other current assets (Note 3 at VIE)	593,122	269,495
Total Current Assets (Note 3 at VIE)	10,031,463	8,656,415

Property, plant and equipment, net (Note 3 at VIE)	6,812,910	7,508,637
Right-of-use assets – operating leases	20,825	-
Intangible assets, net (Note 3 at VIE)	1,430,449	1,496,399
Deferred tax assets (Note 3 at VIE)	51,460	54,361
Total Assets (Note 3 at VIE)	$18,347,107	$17,715,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term bank loan (Note 3 at VIE)	$2,540,543	$2,618,296
Accounts payable (Note 3 at VIE)	2,569,420	2,732,327
Advance from customers (Note 3 at VIE)	59,165	114,158
Convertible notes payable, net of debt discount and loan cost	347,427	-
Derivative liability	446,852	-
Due to related parties (Note 3 at VIE)	2,032,723	2,105,338
Operating lease liabilities – current portion	7,646	-
Accrued expenses and other current liabilities (Note 3 at VIE)	199,015	368,319
Total Current Liabilities (Note 3 at VIE)	8,202,791	7,938,438

Operating lease liabilities	12,462	-
Total Liabilities (Note 3 at VIE)	8,215,253	7,938,438

COMMITMENT AND CONTINGENCIES

Stockholders’ Equity:
Preferred stock, $.0001 par value, 5,000,000 shares authorized, 5,000,000 shares issued and outstanding	500	500
Common stock, $.0001 par value, 195,000,000 shares authorized, 114,193,057 and 114,003,000 shares issued and outstanding as of March 31, 2020 and June 30, 2019, respectively	11,419	11,400
Additional paid in capital	9,299,825	8,829,487
Retained earnings	750,578	539,866
Accumulated other comprehensive loss	(372,429)	(45,840)
Total Stockholders' Equity attributable to the Company	9,689,893	9,335,413
Noncontrolling interest	441,961	441,961
Total Stockholders’ Equity	10,131,854	9,777,374
Total Liabilities and Stockholders’ Equity	$18,347,107	$17,715,812

IONIX TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019

Revenues (See Note 2 and Note 9 for related party amounts)	$2,752,170	$2,894,802	$17,585,468	$7,841,437

Cost of Revenues (See Note 9 for related party amounts)	2,506,518	2,271,380	14,850,194	6,618,015

Gross profit	245,652	623,422	2,735,274	1,223,422

Operating expenses
Selling, general and administrative expense	499,616	392,367	1,378,241	686,132
Research and development expense	139,029	158,562	645,880	158,562
Total operating expenses	638,645	550,929	2,024,121	844,694

Income (loss) from operations	(392,993)	72,493	711,153	378,728

Other income (expense):
Interest expense, net of interest income	(213,267)	(34,412)	(470,500)	(34,412)
Subsidy income	-	-	50,018	-
Change in fair value of derivative liability	(44,850)	-	86,602	-
Loss on extinguishment of debt	(15,074)	-	(15,074)	-
Total other expense	(273,191)	(34,412)	(348,954)	(34,412)

Income (loss) before income tax provision	(666,184)	38,081	362,199	344,316

Income tax provision (benefit)	(29,962)	17,017	151,487	139,245
Net income (loss)	(636,222)	21,064	210,712	205,071

Other comprehensive income (loss)
Foreign currency translation adjustment	(165,507)	56,484	(326,589)	28,523
Comprehensive income (loss)	$(801,729)	$77,548	$(115,877)	$233,594

Earnings (Loss) Per Share - Basic	$(0.01)	$0.00	$0.00	$0.00
Weighted average number of common shares outstanding - Basic	114,104,735	114,003,000	114,036,665	104,148,985

Earnings (Loss) Per Share - Diluted	$(0.01)	$0.00	$0.00	$0.00
Weighted average number of common shares outstanding - Diluted	113,913,240	114,003,000	114,036,665	104,148,985

IONIX TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$210,712	$205,071
Adjustments required to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	580,625	184,172
Deferred taxes	1,306	(15,732)
Stock compensation for advisory services	79,891	-
Change in fair value of derivative liability	(86,602)	-
Loss on extinguishment of debt	15,074	-
Non-cash interest	351,474	-
Gain on disposal of property and equipment	(7,018)	-
Changes in operating assets and liabilities:
Accounts receivable - non-related parties	37,312	593,935
Accounts receivable - related parties	(92,348)	(22,607)
Inventory	237,193	(774,776)
Advances to suppliers - non-related parties	(232,695)	13,826
Advances to suppliers - related parties	(3,352)	(114,802)
Prepaid expenses and other current assets	(150,496)	(75,559)
Accounts payable - non-related parties	(83,000)	(645,258)
Accounts payable - related parties	-	(198,782)
Advance from customers	(52,380)	(61,014)
Accrued expenses and other current liabilities	(164,326)	10,938
Net cash provided by (used in) operating activities	641,370	(900,588)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment	(193,610)	(38,375)
Proceeds received from sale of equipment	121,715	-
Cash received from acquisition	-	687,591
Net cash provided by (used in) investing activities	(71,895)	649,216

CASH FLOWS FROM FINANCING ACTIVITIES
Notes receivable	94,292	54,451
Proceeds from issuance of convertible notes payable	722,190	-
Return of capital to non-controlling interests	-	(58,155)
Proceeds from (repayment of) loans from related parties	(28,979)	591,766
Net cash provided by financing activities	787,503	588,062

Effect of exchange rate changes on cash	(31,830)	46,668

Net increase in cash and cash equivalents	1,325,148	383,358

Cash and cash equivalents, beginning of period	509,615	111,462

Cash and cash equivalents, end of period	$1,834,763	$494,820

Supplemental disclosure of cash flow information
Cash paid for income tax	$154,538	$144,124
Cash paid for interests	$102,457	$35,250

Non-cash investing and financing activities
Issuance of 15,000,000 shares of common stock in exchange for 95.14% ownership rights of a variable interest entity	$-	$8,651,896
Issuance of common stock for advisory services	$262,500	$-
Issuance of 40,057 shares of common stock for conversion of convertible notes	$60,365	$-

The accompanying notes are an integral part of these consolidated financial statements.